UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 6, 2009

PROLIANCE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13894 (Commission File Number)	34-1807383 (IRS Employer Identification No.)

100 Gando Drive New Haven, Connecticut (Address of principal executive offices)	06513 (Zip Code)
Registrant’s telephone number, including area code: (203) 401-6450

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As previously disclosed, on July 2, 2009, Proliance International, Inc. (“Proliance”) and certain of its United States subsidiaries (together with Proliance, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court of the District of Delaware (the “Bankruptcy Court”). The cases are being jointly administered as In re: Proliance International, Inc., Case No. 09-12278.
     On the same day, the Debtors filed with the Bankruptcy Court a Motion of the Debtors for Interim and Final Orders Establishing Notice and Hearing Procedures for Trading in Equity Securities.
     On July 6, 2009, the Bankruptcy Court granted the equity trading motion on an interim basis. Among other things, the interim order (1) approved certain procedures set forth in the notice filed as Exhibit 99.1 to this report (the “Trading Procedures Notice”) in order to assist the Debtors in preserving their net operating losses and (2) provided that the Debtors must file the Trading Procedures Notice in a Current Report on Form 8-K with the Securities Exchange Commission within three business days of the entry of the interim order. The Trading Procedures Notice provides, among other things, that any purchase, sale, trade or other transfer of equity securities in Proliance that is subject to, but violates, the procedures set forth in the Trading Procedures Notice and the interim order will be null and void, will confer no rights on the transferee and may result in the imposition of sanctions by the Bankruptcy Court. The hearing to consider the entry of a final order approving the equity trading motion is scheduled for July 31, 2009.
     The above summary of certain terms of the Trading Procedures Notice is qualified in its entirety by the Trading Procedures Notice, a copy of which is filed as an exhibit hereto.
Item 9.01. Financial Statement and Exhibits.
     (a) Exhibits.
     The following exhibit is attached to this Current Report on Form 8-K:
     99.1 Trading Procedures Notice, dated July 6, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
By:	/s/ Arlen F. Henock
	Name:	Arlen F. Henock
	Title:	Executive Vice President and Chief Financial Officer

Date: July 9, 2009